Exhibit 99.1

Perella Weinberg Reports Full Year and Fourth Quarter 2023 Results
Financial Overview - Full Year
•Revenues of $649 Million, Up 3% From a Year Ago
•Adjusted Pre-tax Income of $55 Million, GAAP Pre-tax Loss of $(113) Million
•Adjusted EPS of $0.45; GAAP Diluted EPS of $(1.33)
Financial Overview - Fourth Quarter
•Revenues of $213 Million, Up 16% From a Year Ago
•Adjusted Pre-tax Income of $11 Million, GAAP Pre-tax Loss of $(44) Million
•Adjusted EPS of $0.08; GAAP Diluted EPS of $(0.49)
Talent Investment
•Continue to Add Senior Bankers to Expand Client Coverage Footprint and Accelerate Growth
•Added Seven Partners and Seven Managing Directors in 2023
Capital Management
•Strong Balance Sheet with $338 Million of Cash and Short-Term Investments and No Debt
•Repurchased 4 Million Shares and Equivalents in 2023
•Returned $65 Million in total to equity holders in 2023
•Declared Quarterly Dividend of $0.07 Per Share

“We are pleased with our 2023 financial performance, having delivered year-over-year revenue growth in challenging market conditions, demonstrating that we are a trusted and valued partner to our clients in any environment. We begin 2024 with positive momentum, evidenced by our growing transaction backlog and our leading role in recently announced transactions,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, February 8, 2024 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the full year and fourth quarter ended December 31, 2023.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the twelve months ended December 31, 2023, revenues were $648.7 million, an increase of 3% from $631.5 million for the same period a year ago. Revenues attributed to mergers and acquisition activity were up period-over-period, while financing and capital solutions revenues were lower due to a few large financing fees in the prior year period, which offset positive current year performance in the restructuring business.

For the fourth quarter of 2023, revenues were $212.7 million, an increase of 16% from $183.1 million for the fourth quarter of 2022. Financing and capital solutions revenues were up, driven by a few large restructuring fees, with revenues attributed to mergers and acquisition activity also up period-over-period.

Expenses

	Twelve Months Ended December 31,
	2023		2022
	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)
Total compensation and benefits	$608.9	$454.6	$545.5	$421.1
% of Revenues	94%	70%	86%	67%
Non-compensation expenses	$154.8	$144.0	$133.7	$123.1
% of Revenues	24%	22%	21%	19%

Twelve Months Ended

GAAP total compensation and benefits were $608.9 million for the twelve months ended December 31, 2023, compared to $545.5 million for the prior year period. Adjusted total compensation and benefits were $454.6 million for the twelve months ended December 31, 2023 as compared to $421.1 million for the same period a year ago. The increase in both GAAP total compensation and benefits and adjusted total compensation and benefits was the result of a higher compensation margin on a higher revenue base. On a GAAP basis, total compensation and benefits included the impact of business realignment costs associated with headcount reductions undertaken in 2023 to improve compensation alignment and to provide for greater flexibility to advance strategic opportunities.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP non-compensation expenses were $154.8 million for the twelve months ended December 31, 2023, compared with $133.7 million for the prior year period. Adjusted non-compensation expenses were $144.0 million for the twelve months ended December 31, 2023, compared with $123.1 million for the same period a year ago. The increase in both GAAP non-compensation expenses and adjusted non-compensation expenses was largely driven by an increase in legal spend, travel and related expenses, technology investments, and higher rent and occupancy costs associated with overlapping rent periods and a related step-up in depreciation expense tied to our New York and London office renovation and relocation, partially offset by a reduction in non-legal professional fees, as well as lower D&O insurance costs versus the prior year period. GAAP non-compensation expenses also included certain expenses related to a settlement we reached with the staff of the U.S. Securities and Exchange Commission (the “SEC”) in connection with self-reporting relating to recordkeeping of business communications on “off-channel” messaging applications (the “Settlement”).

	Three Months Ended December 31,
	2023		2022
	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)
Total compensation and benefits	$215.1	$162.7	$167.1	$134.1
% of Revenues	101%	76%	91%	73%
Non-compensation expenses	$41.5	$38.9	$35.6	$32.1
% of Revenues	20%	18%	19%	18%

Three Months Ended

GAAP total compensation and benefits were $215.1 million for the fourth quarter of 2023, compared to $167.1 million for the fourth quarter of 2022. Adjusted total compensation and benefits were $162.7 million for the fourth quarter of 2023 as compared to $134.1 million for the same period a year ago. The increase in both GAAP total compensation and benefits and adjusted total compensation and benefits was the result of a higher compensation margin on a higher revenue base. On a GAAP basis, total compensation and benefits included the impact of aforementioned business realignment costs.

GAAP non-compensation expenses were $41.5 million for the fourth quarter of 2023, compared with $35.6 million for the fourth quarter of 2022. Adjusted non-compensation expenses were $38.9 million for the fourth quarter of 2023, compared with $32.1 million for the same period a year ago. The increase in both GAAP non-compensation expenses and adjusted non-compensation expenses was largely driven by higher legal spend, a step-up in depreciation expense tied to our New York and London office renovation and relocation, an increase in travel and related expenses, and technology investments, partially offset by lower rent and occupancy costs due to the roll off of overlapping rent periods versus the prior year period.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Provision for Income Taxes

Perella Weinberg Partners currently owns 51.79% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income for the period was subject to U.S. corporate income tax. For the twelve months ended December 31, 2023, the effective tax rate for adjusted if-converted net income was 27%. This tax rate includes a one-time tax benefit recognized in the second quarter of 2023 due to the release of a tax reserve at one of our foreign subsidiaries.

Balance Sheet and Capital Management

As of December 31, 2023, PWP had $338.3 million of cash and short-term investments in U.S. Treasury securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

During the twelve months ended December 31, 2023, PWP returned $64.6 million in aggregate to our equity holders through (i) the repurchase of 2,376,683 shares at an average price per share of $9.46 in open market transactions pursuant to PWP’s Class A common stock repurchase program, (ii) the net settlement of 1,636,948 share equivalents to satisfy statutory tax withholding obligations at an average price per share of $10.23 and (iii) the payment of $25.4 million in pro rata distributions to limited partners which allowed PWP to pay its dividends of $13.1 million on Class A common stock.

During the twelve months ended December 31, 2023, PWP made $9.1 million of cash payments related to the business realignment. Current expectations include future cash payments of approximately $15 million related to the business realignment, substantially all of which are expected to be paid during the first half of 2024.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on March 11, 2024 to Class A common stockholders of record on February 28, 2024.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, February 8, 2024 at 9:00 am ET to discuss PWP’s financial results for the full year and fourth quarter ended December 31, 2023.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 343-4136
•International: (203) 518-9848
•Conference ID: PWPQ423

Replay

A replay of the call will also be available two hours after the live call through February 15, 2024. To access the replay, dial (800) 723-0498 (Domestic) or (402) 220-2652 (International). The replay can also be accessed on the Investors section of PWP’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of February 8, 2024, and have not been updated subsequent to the initial earnings call.

About PWP

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 700 employees, PWP currently maintains offices in New York, London, Houston, San Francisco, Paris, Los Angeles, Chicago, Calgary, Denver, and Munich. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2023 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$212,678	$183,148	$648,652	$631,507
Expenses
Compensation and benefits	165,521	127,241	426,572	391,333
Equity-based compensation	49,600	39,842	182,375	154,158
Total compensation and benefits	215,121	167,083	608,947	545,491
Professional fees	13,094	8,922	39,640	34,824
Technology and infrastructure	8,612	7,670	34,462	30,084
Rent and occupancy	6,033	7,387	26,891	24,898
Travel and related expenses	5,396	4,187	19,030	13,034
General, administrative and other expenses	3,877	4,801	20,103	20,215
Depreciation and amortization	4,511	2,641	14,679	10,694
Total expenses	256,644	202,691	763,752	679,240
Operating income (loss)	(43,966)	(19,543)	(115,100)	(47,733)
Non-operating income (expenses)
Related party income	162	557	932	2,805
Other income (expense)	(140)	(4,000)	1,348	7,702
Change in fair value of warrant liabilities	—	—	—	15,806
Total non-operating income (expenses)	22	(3,443)	2,280	26,313
Income (loss) before income taxes	(43,944)	(22,986)	(112,820)	(21,420)
Income tax expense (benefit)	(1,532)	(380)	(980)	10,327
Net income (loss)	(42,412)	(22,606)	(111,840)	(31,747)
Less: Net income (loss) attributable to non-controlling interests	(32,002)	(21,185)	(94,617)	(49,625)
Net income (loss) attributable to Perella Weinberg Partners	$(10,410)	$(1,421)	$(17,223)	$17,878
Net income (loss) per share attributable to Class A common shareholders
Basic	$(0.23)	$(0.03)	$(0.40)	$0.41
Diluted	$(0.49)	$(0.28)	$(1.33)	$(0.46)
Weighted-average shares of Class A common stock outstanding
Basic	44,884,305	42,638,357	43,273,939	43,837,640
Diluted	87,329,418	87,442,255	86,779,052	89,755,632

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total compensation and benefits—GAAP	$215,121	$167,083	$608,947	$545,491
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	(13,999)	(18,633)	(68,647)	(74,616)
Public company transaction related incentives(2)	(12,702)	(14,317)	(48,435)	(49,737)
Business realignment costs(3)	(25,768)	—	(37,265)	—
Adjusted total compensation and benefits	$162,652	$134,133	$454,600	$421,138

Non-compensation expense—GAAP	$41,523	$35,608	$154,805	$133,749
TPH business combination related expenses(4)	(1,645)	(1,645)	(6,580)	(6,580)
Business Combination transaction expenses(5)	(1,017)	(1,832)	(3,392)	(2,752)
Warrant Exchange transaction expenses(6)	—	—	—	(1,301)
Settlement related expenses(7)	—	—	(809)	—
Adjusted non-compensation expense(8)	$38,861	$32,131	$144,024	$123,116

Operating income (loss)—GAAP	$(43,966)	$(19,543)	$(115,100)	$(47,733)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,999	18,633	68,647	74,616
Public company transaction related incentives(2)	12,702	14,317	48,435	49,737
Business realignment costs(3)	25,768	—	37,265	—
TPH business combination related expenses(4)	1,645	1,645	6,580	6,580
Business Combination transaction expenses(5)	1,017	1,832	3,392	2,752
Warrant Exchange transaction expenses(6)	—	—	—	1,301
Settlement related expenses(7)	—	—	809	—
Adjusted operating income (loss)	$11,165	$16,884	$50,028	$87,253

Income (loss) before income taxes—GAAP	$(43,944)	$(22,986)	$(112,820)	$(21,420)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,999	18,633	68,647	74,616
Public company transaction related incentives(2)	12,702	14,317	48,435	49,737
Business realignment costs(3)	25,768	—	37,265	—
TPH business combination related expenses(4)	1,645	1,645	6,580	6,580
Business Combination transaction expenses(5)	1,017	1,832	3,392	2,752
Warrant Exchange transaction expenses(6)	—	—	—	1,301
Settlement related expenses(7)	—	—	809	—
Adjustments to non-operating income (expenses)(9)	38	38	2,763	(15,657)
Adjusted income (loss) before income taxes	$11,225	$13,479	$55,071	$97,909

Income tax expense (benefit)—GAAP	$(1,532)	$(380)	$(980)	$10,327
Tax impact of non-GAAP adjustments(10)	3,329	1,813	8,594	5,959
Adjusted income tax expense (benefit)	$1,797	$1,433	$7,614	$16,286

Net income (loss)—GAAP	$(42,412)	$(22,606)	$(111,840)	$(31,747)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,999	18,633	68,647	74,616
Public company transaction related incentives(2)	12,702	14,317	48,435	49,737
Business realignment costs(3)	25,768	—	37,265	—
TPH business combination related expenses(4)	1,645	1,645	6,580	6,580
Business Combination transaction expenses(5)	1,017	1,832	3,392	2,752
Warrant Exchange transaction expenses(6)	—	—	—	1,301
Settlement related expenses(7)	—	—	809	—
Adjustments to non-operating income (expenses)(9)	38	38	2,763	(15,657)
Tax impact of non-GAAP adjustments(10)	(3,329)	(1,813)	(8,594)	(5,959)
Adjusted net income (loss)	$9,428	$12,046	$47,457	$81,623

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted net income (loss)	$9,428	$12,046	$47,457	$81,623
Less: Adjusted income tax expense (benefit)	(1,797)	(1,433)	(7,614)	(16,286)
Add: If-converted tax impact(11)	3,543	3,504	14,994	27,656
Adjusted if-converted net income (loss)	$7,682	$9,975	$40,077	$70,253

Weighted-average diluted shares of Class A common stock outstanding	87,329,418	87,442,255	86,779,052	89,755,632
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(12)	4,059,875	1,011,068	2,186,189	369,413
Weighted-average adjusted diluted shares of Class A common stock outstanding	91,389,293	88,453,323	88,965,241	90,125,045

Adjusted net income (loss) per Class A share—diluted, if-converted	$0.08	$0.11	$0.45	$0.78

Key metrics: (13)
GAAP operating income (loss) margin	(20.7)%	(10.7)%	(17.7)%	(7.6)%
Adjusted operating income (loss) margin	5.2%	9.2%	7.7%	13.8%
GAAP compensation ratio	101%	91%	94%	86%
Adjusted compensation ratio	76%	73%	70%	67%
GAAP effective tax rate	3%	2%	1%	(48)%
Adjusted if-converted effective tax rate	32%	26%	27%	28%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the business combination that closed on June 24, 2021 (the “Business Combination”) and amortization of PWP Professional Partners LP (together with its successors and assigns, as applicable, “Professional Partners”) alignment capital units and value capital units awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners. The legacy awards were fully amortized as of September 30, 2023.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs include separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards. For the three and twelve months ended December 31, 2023, such amortization includes $7.7 million and $9.6 million, respectively, for certain Professional Partners Awards, and $0.9 million and $1.7 million, respectively, for certain transaction-related RSUs, which are excluded from Equity-based compensation not dilutive to investors in PWP or PWP OpCo and Public company transaction related incentives, respectively. Currently, we are estimating $40 million of total business realignment costs, including cash benefits and non-cash accelerated amortization of equity-based awards, with approximately $3 million remaining and expected to be incurred during the first quarter of 2024.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred related to a potential future partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)Transaction costs that were expensed associated with the exchange offer and solicitation relating to the Company’s then-outstanding warrants, which the Company commenced on July 22, 2022 (the “Warrant Exchange”).
(7)Certain expenses incurred related to the Settlement.
(8)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(9)For the twelve months ended December 31, 2022, this adjustment includes a gain of $15.8 million on the change in fair value of warrant liabilities, which is non-cash and we believe not indicative of our core performance. For the twelve months ended December 31, 2023, this adjustment includes a $1.25 million charge related to the Settlement and a non-operating loss on investment of $1.4 million. A minimal adjustment for the amortization of debt discounts and issuance costs is also included for all periods.
(10)The non-GAAP tax expense represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(11)The if-converted tax expense represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.
(12)Assumed vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted.
(13)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended December 31, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$13,094	$(1,017)	(1)	$12,077
Technology and infrastructure	8,612	—		8,612
Rent and occupancy	6,033	—		6,033
Travel and related expenses	5,396	—		5,396
General, administrative and other expenses	3,877	—		3,877
Depreciation and amortization	4,511	(1,645)	(2)	2,866
Non-compensation expense	$41,523	$(2,662)		$38,861

	Three Months Ended December 31, 2022
	GAAP	Adjustments		Adjusted
Professional fees	$8,922	$(1,832)	(1)	$7,090
Technology and infrastructure	7,670	—		7,670
Rent and occupancy	7,387	—		7,387
Travel and related expenses	4,187	—		4,187
General, administrative and other expenses	4,801	—		4,801
Depreciation and amortization	2,641	(1,645)	(2)	996
Non-compensation expense	$35,608	$(3,477)		$32,131

	Twelve Months Ended December 31, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$39,640	$(4,201)	(3)	$35,439
Technology and infrastructure	34,462	—		34,462
Rent and occupancy	26,891	—		26,891
Travel and related expenses	19,030	—		19,030
General, administrative and other expenses	20,103	—		20,103
Depreciation and amortization	14,679	(6,580)	(2)	8,099
Non-compensation expense	$154,805	$(10,781)		$144,024

	Twelve Months Ended December 31, 2022
	GAAP	Adjustments		Adjusted
Professional fees	$34,824	$(4,053)	(4)	$30,771
Technology and infrastructure	30,084	—		30,084
Rent and occupancy	24,898	—		24,898
Travel and related expenses	13,034	—		13,034
General, administrative and other expenses	20,215	—		20,215
Depreciation and amortization	10,694	(6,580)	(2)	4,114
Non-compensation expense	$133,749	$(10,633)		$123,116

(1)Reflects an adjustment to exclude transaction costs associated with the Business Combination.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.
(3)Reflects an adjustment to exclude transaction costs associated with the Business Combination and certain expenses related to the Settlement.
(4)Reflects an adjustment to exclude transaction costs associated with the Business Combination and the Warrant Exchange.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.